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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

INVESTOR AND MEDIA CONTACT:
George E. Willett, President and CFO
High Speed Access Corp.
(502) 657-6340

         HIGH SPEED ACCESS CORP. ANNOUNCES RECORD AND DISTRIBUTION DATES FOR A SECOND CASH DISTRIBUTION OF $.17 PER SHARE AND INTENT TO
                         CONVERT TO A LIQUIDATING TRUST


LOUISVILLE, Ky., August 6, 2003 -- High Speed Access Corp. "HSA" (OTCBB: HSAC) announces today that its Board of Directors has authorized a cash distribution of $.17 per share on August 29, 2003, payable to shareholders of record as of August 22, 2003. The $.17 per share distribution is the second liquidating cash distribution made by the Company pursuant to the Plan of Liquidation and Dissolution approved by the Company's stockholders on November 27, 2002. In view of the Company's recent collection of the remaining $1 million holdback from Charter, the Board of Directors has also authorized a reduction in the general contingency reserve from $2 million to $1.15 million effective as of June 30, 2003.

    As of June 30, 2003, the Company had the following net assets in liquidation:

                             HIGH SPEED ACCESS CORP.
         CONDENSED CONSOLIDATED STATEMENTS OF NET ASSETS IN LIQUIDATION
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                         JUNE 30,         DECEMBER 31,
                                                                           2003               2002
                                                                       -----------        ------------
                           ASSETS
  Cash and cash equivalents                                            $     8,066        $    63,640
  Short-term investments                                                       859              1,237
  Interest receivable                                                           65                392
  Charter holdback                                                              --              2,092
  Furniture and fixtures                                                        62                113
                                                                       -----------        -----------
         Total assets                                                        9,052             67,474
                                                                       -----------        -----------
                        LIABILITIES
  Accounts payable and accrued liabilities                                     445              2,571
  Estimated costs to be incurred during the wind-up period                     600              1,089
                                                                       -----------        -----------
         Total liabilities                                                   1,045              3,660
                                                                       -----------        -----------
         Net assets in liquidation                                           8,007             63,814
Less:  Contingency reserve                                                   1,150              2,000
                                                                       -----------        -----------
         Net assets available for distribution to stockholders         $     6,857        $    61,814
                                                                       ===========        ===========
Net assets in liquidation per share                                    $      0.20        $      1.58
Net assets available for distribution to stockholders per share        $      0.17        $      1.53
Outstanding shares used in computing per share amounts                  40,294,783         40,294,783

    The Company does not expect to make any subsequent cash distributions prior to the transfer of its remaining assets and liabilities to a liquidating trust at year-end. On or before December 31, 2003, the Company expects to close its stock transfer books, cease



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the filing of periodic reports with the SEC, and transfer its $1,150,000 general contingency reserve (approximately $.0285 per share) and any remaining assets and liabilities, into a liquidating trust. The estimated net realizable values of assets and settlement amounts of liabilities represent our best estimate of the recoverable values of the assets and settlement amounts of liabilities.
There can be no assurance, however, that we will be successful in selling the assets at their estimated net realizable value or in settling the liabilities at their estimated amounts. In the event claims against the Company or the trust are less than the contingency reserve, the liquidating trustee will make a Final Liquidation payment to stockholders on or before December 4, 2005 in an amount equal to any remaining contingency reserve.

    Shares of the Company's stock cannot be traded publicly once the Company converts to a liquidating trust. After the Company's stock transfer books have been closed, the Company's stockholders will own a beneficial interest in the liquidating trust according to their holdings of common stock, and certificates representing shares of common stock will not be assignable or transferable on the Company's books except by will, intestate succession or operation of law. After the final record date for the recording of stock transfers, the Company will not issue any new stock certificates, other than replacement certificates.

    Stockholders are urged to consult their tax advisors with respect to the tax consequences of the Company's liquidating distributions and the closure of the Company's stock transfer books. The following summary of certain income tax consequences is included for general information only and does not constitute legal advice to any stockholder.

    The Company believes that its liquidation is a taxable transaction, and that in most cases, its stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis in their shares of the common stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the amount paid by the stockholder for his or her shares and the amount and nature of any distributions received with respect to those shares. Any gain will be recognized by reason of the liquidating distributions only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds their tax basis for that share. Stockholders should note carefully that any loss will generally be recognized only upon either (i) a sale of the stockholder's shares prior to commencement of the trust, OR (ii) when the final distribution from the liquidating trust has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. If stockholders retain their shares during the liquidation period, they may not be able to recognize any loss until 2005 (or possibly later if the liquidation is not complete after three years.) Any gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets.

    Upon transfer of the Company's remaining assets to the liquidating trust at year-end, HSA intends to structure such trust so that its stockholders will be treated for tax purposes


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as having received their proportionate share of the property at the time of transfer, and thus stockholders should be aware that they may be subject to tax on their proportionate value of such transferred assets, whether or not they have received any actual distributions from the liquidating trust with which to pay the tax.

Cautionary Note Regarding Forward-Looking Statements about HSA: This press release contains statements about future events and expectations that are "forward-looking statements." Any statement in this press release that is not a statement of historical fact is a forward-looking statement that involves known and unknown risks, uncertainties and other factors which may cause the company's distributions, actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including the actions and timing of actions relating to the plan of liquidation and dissolution. Specific factors that might cause such a difference include, but are not limited to; the payment of a cash distribution may cause the price of HSA's common stock to decline; the decline in the liquidity of HSA's common stock following any liquidating distributions and the closure of our stock transfer books; the tax consequences of any intended cash distribution may not be advantageous to shareholders; the impact of assessing or resolving potential or outstanding litigation; the magnitude of any claims, to the general contingency reserve , including any claims in connection with the sale of certain of our operating assets to Charter in February 2002; and those risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission. For a detailed discussion of these and other cautionary statements, please refer to HSA's filings with the Securities and Exchange Commission (SEC). The forward-looking statements in this press release are made as of the date hereof and the Company assumes no obligation to update them.